                                                                    EXHIBIT 99.1

     PRESS RELEASE DATED AUGUST 13, 2003

     FOR IMMEDIATE RELEASE
      Contact: MARK C. LAYTON                      PRESTON F. KIRK, APR
      Senior Partner and Chief Executive Officer   Michael A. Burns & Associates
      or THOMAS J. MADDEN                          (830 693-4447
      Senior Partner and Chief Financial Officer   kirk@281.com
      (972) 881-2900
      mlayton@pfsweb.com; tmadden@pfsweb.com


                          PFSWEB REPORTS RECORD RESULTS
              Record Revenue and Positive Income Highlight Quarter


     PLANO, TEXAS (AUGUST 13, 2003) - PFSweb, Inc. (NASDAQ: PFSW), a leading provider of business process outsourcing solutions for traditional and e-commerce strategies, today reported its results for the quarter ended June 30, 2003. As a result of the quarter's strong, seasonally high service fee revenue, PFSweb reported positive earnings, generated cash from operations, and strengthened its overall financial position.

     "PFSweb's consolidated results for the June 2003 quarter include total net revenues of $73.6 million, EBITDA of $2.3 million, and a net profit of $0.5 million, or $0.03 per share," said Tom Madden, Senior Partner and Chief Financial Officer of PFSweb. "Our consolidated balance sheet as of June 30, 2003 reflects $103.2 million in total assets, including $13.6 million in cash (of which $3.7 million is restricted), and shareholders' equity of $26.0 million, or $1.41 per share."

     "I am very pleased to report that PFSweb recorded its best quarter of overall financial performance from operations since its inception," said Mark C. Layton, Senior Partner and Chief Executive Officer of PFSweb. "This bottom line performance represents an improvement of $2.9 million as compared to the net loss for the quarter ended June 2002.

     "This quarter was a benchmark quarter for us. We believe that the substantial increase in volume we experienced is a solid example that our technology platform and overall operational infrastructure can be highly leveraged across increased transaction volumes with minimal increases in costs. We believe this quarter's results are a solid indicator that PFSweb is making progress towards its goal of reaching sustainable profitability.

     "Total net revenues eclipsed $73 million, of which product revenues were a record high $63.1 million and net service fee revenues were $12.5 million (before eliminating $2.0 million of service fees earned from our Supplies Distributors subsidiary)," Layton added. "Product revenues for Supplies Distributors grew 19%, compared to the same quarter of 2002. Net service fee revenues (excluding service fees earned from Supplies Distributors) grew more than 18%.

     "As we have discussed previously, the June quarter is the seasonal peak of our largest service fee client. PFSweb also experienced strong growth year-over-year from a number of our existing clients. We attribute this positive contribution to two factors: (1) our existing clients continue to entrust us with additional new project opportunities that we believe results from their confidence in our quality processes and capabilities, and in our ability to design effective and cost beneficial business solutions; and (2) a number of our clients experienced solid year-over-year organic growth in terms of units shipped.

         "One of the most promising signs that I take away from this quarter's results is what I believe is solid evidence of the operating leverage we can achieve if we can sustain higher service fee revenue levels," Layton continued. "As you compare the June 2003 quarter to the March 2003 quarter, you will see that we earned more than $3.8 million of additional net service fees at a strong incremental gross profit while minimizing the increase in SG&A expenses. I see this operating and overhead expense leverage as one of the most exciting future potentials for PFSweb's improved financial performance in the years to come, provided we can sustain reasonable levels of growth.

         "In February, we announced our 2003 strategy of Quality, Growth and Profit in 2003, or QGP in 2003," Layton said. "Our focus on quality has been solid throughout 2003. We will continue to make investments that will allow us to further improve our overall quality statistics, as well as system reliability. While our overall capital investments have been and are projected to remain modest, we continue to invest in specific capital and development projects that we believe are significant to attaining our 2003 QGP objectives.

         "Growth is another element of our 2003 strategy," Layton continued. "In the past, we have generally had to rely on new business from new clients to drive our growth. I am encouraged by this quarter's results in terms of positive contributions from our existing clients. We believe poor economic conditions have been the primary factor that has limited growth from existing clients in the past, and we are hopeful that the tide is finally turning. Growth from existing clients generally does not present the same challenges of long selling cycles and complex implementation periods that we often experience with new clients. If it continues, existing client organic growth contributions will be a welcome contributor to our overall growth objective.

         "On the new business front, we continue to experience challenges. Our new business closures for 2003 are behind our plan, but have been somewhat offset by existing client growth as previously described. We continue to generate solid new business lead opportunities, and we have a strong book of proposed business solution opportunities aggregating more than $30 million. While we believe that our lead generation and business proposal goals for the year are generally on target, prospective clients appear to be conservative in their business planning and many are in a hold status on proposals that we have presented. To address the new business concern, we are working to identify specific new markets where we can apply our technology and infrastructure solutions that may generate more vibrant new business opportunities."

         "PFSweb's solid financial position was enhanced by the strong financial results in the June quarter," Madden added. "Our total cash of $13.6 million was $0.4 million higher than our March 31, 2003 balance. The cash position was aided during the quarter by $2.9 million of borrowings under our new Comerica facility, used to finance the growth in our service fee accounts receivable. We believe our financial condition remains solid. We believe our cash, available working capital sources, improved financial performance and operating efficiency will provide us the capital resources necessary to support our business for the foreseeable future, even if growth continues to be lower than our financial plans.

         "As an update on PFSweb's stock listing status," Layton concluded, "we announced on Tuesday, August 12, 2003, that the Nasdaq Listing Qualifications Panel notified us that PFSweb, Inc. now complies with all requirements necessary for continued listing on The Nasdaq SmallCap Market. Accordingly, the Panel has determined to continue the listing of our securities and has closed the delisting hearing file."

         Consistent with the prior quarter, the GAAP results presented in Exhibit A reflect the consolidation of the Supplies Distributors business since the October 1, 2002 acquisition. For clarity and comparison purposes, Exhibit B provides consolidating financial statements showing the historical PFSweb service fee business unit, the Supplies Distributors business unit and the resulting elimination adjustments related to services that PFSweb provides for Supplies Distributors.

         CONFERENCE CALL INFO:

         PFSweb will hold a conference call Thursday, August 14, 2003 at 9:00 a.m. Central Time. To ensure attendance on the call, plan to dial in by 8:50 a.m. to 973-582-2741. Ask to be placed on the PFSweb Earnings Release Conference Call. Two hours after the conference, a recorded playback can be heard for 14 days at 973-341-3080, using the confirmation number 4080871. Check www.pfsweb.com and our August 6, 2003 investor conference call press release for more details on the call.

         ABOUT PFSWEB, INC.

         When the world's brand names need proven, fast and secure business infrastructure to enable traditional and e-commerce strategies, they choose PFSweb for comprehensive outsourcing solutions. The PFSweb team of experts designs diverse solutions for clients around a flexible core business infrastructure. PFSweb provides solutions that include: professional consulting services, order management, web-enabled customer contact centers, customer relationship management, international distribution services, kitting and assembly services, managed web hosting and site design, billing and collection services and ERP information interfacing utilizing the Entente Suite(SM).

         Our services are available for a multitude of industries and company types, including such clients as International Business Machines (NYSE:
         IBM), Adaptec (NASDAQ: ADPT), the U.S. Mint, Avaya Communication (NYSE:
         AV), Lancome, a cosmetics division of L'Oreal International (ADR:
         LORLY), Xerox (NYSE: XRX), Thomson multimedia (NYSE: TMS), Pharmacia/Upjohn (NYSE: PHA), Nokia (NYSE: NOK), Hewlett-Packard (NYSE:
         HPQ), Smithsonian Business Ventures and Roots Canada.

         The matters discussed in this news release (except for historical information) and, in particular, information regarding future revenue, earnings and business plans and goals, consist of forward-looking information under the Private Securities Litigation Reform Act of 1995 and are subject to and involve risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks and uncertainties include, but are not limited to, our ability to retain and expand relationships with existing clients and attract new clients; our dependence upon our agreements with IBM; our reliance on the fees generated by the transaction volume or product sales of our clients; our reliance on our clients' projections or transaction volume or product sales; our client mix and the seasonality of their business; our ability to finalize pending contracts; the impact of strategic alliances and acquisitions; trends in the market for our services; trends in e-commerce; whether we can continue and manage growth; changes in the trend toward outsourcing; increased competition; our ability to generate more revenue and achieve sustainable profitability; effects of changes in profit margins; the customer concentration of our business; the unknown effects of possible system failures and rapid changes in technology; trends in government regulation both foreign and domestic; foreign currency risks and other risks of operating in foreign countries; potential litigation involving our e-commerce intellectual property rights; our dependency on key personnel; our ability to raise additional capital or obtain additional financing; our relationship with and our guarantees of the working capital indebtedness of our subsidiary, Supplies Distributors; our ability or the ability of our subsidiaries to borrow under current financing arrangements and maintain compliance with debt covenants; our relationship with and separation from Daisytek, our former parent company; and the continued listing of our common stock on the NASDAQ SmallCap Market. A description of these factors, as well as other factors, which could affect the Company's business, is set forth in the Company's Prospectus dated December 2, 1999 and Form 10-K for the year ended December 31, 2002.

         In addition, some forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expected or forecasted in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.

         To find out more about PFSweb, Inc. (NASDAQ: PFSW), visit our web-site at www.pfsweb.com. The PFSweb web-site is not part of this release. PFSweb is a registered trademark. Entente Suite is a service mark of PFSweb. All rights reserved.

                         - FINANCIAL STATEMENTS FOLLOW -

EXHIBIT A
PFSWEB, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (A)
(In Thousands, Except Per Share Data)

                                                       Three Months Ended        Six Months Ended
                                                            June 30,                  June 30,
                                                     ----------------------    ----------------------
                                                       2003         2002         2003         2002
                                                     ---------    ---------    ---------    ---------
Revenues:
    Product revenue ..............................   $  63,137    $      --    $ 122,856    $      --
    Gross service fee revenue ....................      11,279        9,880       18,527       17,706
    Gross service fee revenue, affiliate (B) .....          --        1,575           --        3,140
                                                     ---------    ---------    ---------    ---------
      Total gross revenues .......................      74,416       11,455      141,383       20,846
    Less pass-through charges ....................         798        1,117        1,438        2,190
                                                     ---------    ---------    ---------    ---------
      Net revenues ...............................      73,618       10,338      139,945       18,656
                                                     ---------    ---------    ---------    ---------
Costs of revenues:
    Cost of product revenue ......................      59,585           --      115,992           --
    Cost of net service fee revenue ..............       6,414        6,451       11,327       11,755
                                                     ---------    ---------    ---------    ---------
      Total costs of revenues ....................      65,999        6,451      127,319       11,755
                                                     ---------    ---------    ---------    ---------
Gross profit .....................................       7,619        3,887       12,626        6,901
Selling, general and administrative expenses .....       6,443        6,949       12,555       13,967
                                                     ---------    ---------    ---------    ---------
Income (loss) from operations ....................       1,176       (3,062)          71       (7,066)
Equity in earnings of affiliate ..................
                                                            --          386           --          898
Interest expense .................................         558           67        1,196          150
Interest income ..................................         (52)        (335)         (82)        (683)
                                                     ---------    ---------    ---------    ---------
Income (loss) before income taxes ................         670       (2,408)      (1,043)      (5,635)
Income tax expense ...............................         203           --          264           --
                                                     ---------    ---------    ---------    ---------
Net income (loss) ................................   $     467    $  (2,408)   $  (1,307)   $  (5,635)
                                                     =========    =========    =========    =========

Net income (loss) per share:
    Basic ........................................   $    0.03    $   (0.13)   $   (0.07)   $   (0.31)
                                                     =========    =========    =========    =========
    Diluted ......................................   $    0.03    $   (0.13)   $   (0.07)   $   (0.31)
                                                     =========    =========    =========    =========

Weighted average number of shares outstanding:
    Basic ........................................      18,429       18,183       18,422       18,166
                                                     =========    =========    =========    =========
    Diluted ......................................      18,605       18,183       18,422       18,166
                                                     =========    =========    =========    =========

EBITDA (LBITDA) (C) ..............................   $   2,342    $  (1,612)   $   2,426    $  (3,968)
                                                     =========    =========    =========    =========

(A) The financial data above should be read in conjunction with the audited consolidated financial statements of PFSweb, Inc. included in its Form 10-K for the year ended December 31, 2002.

(B) Service fee revenue, affiliate reflects revenue earned by PFSweb for services provided to Supplies Distributors, in connection with the sales, distribution and management services for primarily IBM product, and prior to the consolidation of Supplies Distributors effective October 1, 2002. PFSweb fees earned applicable to the Supplies Distributors' business were $1.5 million and $3.0 million for the three and six months ended June 30, 2002.

(C) "EBITDA (LBITDA)," or earnings (loss) before interest, taxes, depreciation, and amortization, and excluding equity in earnings of affiliate, is widely used by analysts, investors and other interested parties. EBITDA (LBITDA) is not a financial measure determined by generally accepted accounting principles and should not be considered as an alternative to net income
     (loss) as a measure of operating results or to cash flows as a measure of funds available for discretionary or other liquidity purposes. EBITDA (LBITDA) may not be comparably calculated from one company to another. A reconciliation of net income (loss) to EBITDA (LBITDA) is as follows:

                                                  Three Months Ended               Six Months Ended
                                                       June 30,                       June 30,
                                                ----------------------         -----------------------
                                                  2003           2002            2003            2002
                                                -------        -------         -------         -------
Net income (loss) ......................        $   467        $(2,408)        $(1,307)        $(5,635)
    Income tax expense .................            203             --             264              --
    Interest expense (income) ..........            506           (268)          1,114            (533)
    Equity in earnings of affiliate ....             --           (386)             --            (898)
    Depreciation and amortization ......          1,166          1,450           2,355           3,098
                                                -------        -------         -------         -------
EBITDA (LBITDA) ........................        $ 2,342        $(1,612)        $ 2,426         $(3,968)
                                                =======        =======         =======         =======

PFSWEB, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share Data)

                                                                                                  June 30,         December 31,
                                                                                                    2003              2002
                                                                                                -----------        ------------
                                                                                                (Unaudited)
                                              ASSETS
CURRENT ASSETS:
    Cash and cash equivalents ............................................................        $   9,880         $   8,595
    Restricted cash ......................................................................              835             1,016
    Accounts receivable, net of allowance for doubtful accounts of $731 and $411
        at June 30, 2003 and December 31, 2002, respectively .............................           34,929            29,961
    Inventories, net .....................................................................           37,181            46,291
    Other receivables ....................................................................            4,012             3,417
    Prepaid expenses and other current assets ............................................            3,082             2,888
                                                                                                  ---------         ---------
                  Total current assets ...................................................           89,919            92,168
                                                                                                  ---------         ---------

PROPERTY AND EQUIPMENT, net ..............................................................           10,221            11,695
RESTRICTED CASH ..........................................................................            2,849             2,878
OTHER ASSETS .............................................................................              170               285
                                                                                                  ---------         ---------

                  Total assets ...........................................................        $ 103,159         $ 107,026
                                                                                                  =========         =========

                             LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
    Current portion of long-term debt and capital lease obligations ......................        $  58,154         $  60,863
    Trade accounts payable ...............................................................            8,120             7,317
    Accrued expenses .....................................................................            7,274             7,862
                                                                                                  ---------         ---------
                  Total current liabilities ..............................................           73,548            76,042
                                                                                                  ---------         ---------

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current
      portion ............................................................................            2,418             3,094
DEFERRED INCOME ..........................................................................            1,190             1,420

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
    Preferred stock, $1.00 par value; 1,000,000 shares authorized; none issued and
       outstanding .......................................................................               --                --
    Common stock, $0.001 par value; 40,000,000 shares authorized;
      18,515,171 and 18,397,983 shares issued at June 30, 2003 and December 31,
      2002, respectively; and 18,428,871 and 18,311,683 outstanding at June 30,
      2003 and December 31, 2002, respectively ...........................................               19                18
    Additional paid-in capital ...........................................................           52,125            52,094
    Accumulated deficit ..................................................................          (26,864)          (25,557)
    Accumulated other comprehensive income ...............................................              808                --
    Treasury stock at cost, 86,300 shares at June 30, 2003 and
       December 31, 2002 .................................................................              (85)              (85)
                  Total shareholders' equity .............................................           26,003            26,470
                                                                                                  ---------         ---------

                  Total liabilities and shareholders' equity .............................        $ 103,159         $ 107,026
                                                                                                  =========         =========

EXHIBIT B
PFSWEB, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATING STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30, 2003
(In Thousands)

                                                                         Business
                                                                         Supplies
                                                                       Distributors
                                                       PFSweb, Inc.    Holdings, LLC    Eliminations     Consolidated
                                                       ------------    -------------    ------------     ------------

REVENUES:
    Gross product revenue ........................     $        --      $    63,137     $        --      $    63,137
    Gross service fee revenue ....................          11,279               --              --           11,279
    Gross service fee revenue, affiliate .........           2,081               --          (2,081)              --
                                                       -----------      -----------     -----------      -----------
        Total gross revenues .....................          13,360           63,137          (2,081)          74,416
    Less pass-through charges ....................             830               --             (32)             798
                                                       -----------      -----------     -----------      -----------
        Net revenues .............................          12,530           63,137          (2,049)          73,618

COSTS OF REVENUES:
    Cost of product revenue ......................              --           59,585              --           59,585
    Cost of service fee revenue ..................           7,022               --            (608)           6,414
                                                       -----------      -----------     -----------      -----------
        Total costs of revenues ..................           7,022           59,585            (608)          65,999
                                                       -----------      -----------     -----------      -----------
        Gross profit .............................           5,508            3,552          (1,441)           7,619

SELLING, GENERAL AND ADMINISTRATIVE
     EXPENSES ....................................           5,739            2,152          (1,448)           6,443
                                                       -----------      -----------     -----------      -----------
        Income (loss) from operations ............            (231)           1,400               7            1,176
EQUITY IN EARNINGS OF AFFILIATE ..................             449               --            (449)              --
INTEREST EXPENSE (INCOME), NET ...................            (121)             627              --              506
                                                       -----------      -----------     -----------      -----------
         Income (loss) before income taxes .......             339              773            (442)             670

INCOME TAX EXPENSE (BENEFIT) .....................            (119)             322              --              203
                                                       -----------      -----------     -----------      -----------

NET INCOME (LOSS) ................................     $       458      $       451     $      (442)     $       467
                                                       ===========      ===========     ===========      ===========

Net income (loss) ................................     $       458      $       451     $      (442)     $       467
    Income tax expense (benefit) .................            (119)             322              --              203
    Interest expense (income) ....................            (121)             627              --              506
    Equity in earnings of affiliate ..............            (449)              --             449               --
     Depreciation and amortization ...............           1,158               15              (7)           1,166
                                                       -----------      -----------     -----------      -----------
EBITDA (LBITDA) ..................................     $       927      $     1,415     $        --      $     2,342
                                                       ===========      ===========     ===========      ===========

PFSWEB, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATING BALANCE SHEETS AS OF JUNE 30, 2003 (In Thousands)

                                                                                   Business
                                                                                   Supplies
                                                                                 Distributors
                                                                 PFSweb, Inc.    Holdings, LLC    Eliminations     Consolidated
                                                                 ------------    -------------    ------------     ------------

                          ASSETS
CURRENT ASSETS:
    Cash and cash equivalents ..............................     $     8,168      $     1,712     $        --      $     9,880
    Restricted cash ........................................              --              835              --              835
    Accounts and other receivables, net ....................           7,336           31,904            (299)          38,941
    Inventories, net .......................................              --           37,181              --           37,181
    Prepaid expenses and other current assets ..............           1,602            1,480              --            3,082
                                                                 -----------      -----------     -----------      -----------
           Total current assets ............................          17,106           73,112            (299)          89,919
                                                                 -----------      -----------     -----------      -----------

PROPERTY AND EQUIPMENT, net ................................          10,221               --              --           10,221
NOTE RECEIVABLE FROM AFFILIATE .............................           8,005               --          (8,005)              --
RESTRICTED CASH ............................................           2,849               --              --            2,849
INVESTMENT IN AFFILIATE ....................................           4,166               --          (4,166)              --
OTHER ASSETS ...............................................             149               43             (22)             170
                                                                 -----------      -----------     -----------      -----------

           Total assets ....................................     $    42,496      $    73,155     $   (12,492)     $   103,159
                                                                 ===========      ===========     ===========      ===========

         LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
    Current portion of long-term debt and capital lease
       obligations .........................................     $     4,409      $    53,745     $        --      $    58,154
    Trade accounts payable .................................           3,171            5,248            (299)           8,120
    Accrued expenses .......................................           5,336            1,938              --            7,274
                                                                 -----------      -----------     -----------      -----------
           Total current liabilities .......................          12,916           60,931            (299)          73,548
                                                                 -----------      -----------     -----------      -----------

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less
    current portion ........................................           2,418               --              --            2,418
NOTE PAYABLE TO AFFILIATE ..................................              --            8,005          (8,005)              --
DEFERRED INCOME ............................................           1,190               --              --            1,190

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
    Common stock ...........................................              19               --              --               19
    Capital contributions ..................................              --            1,000          (1,000)              --
    Additional paid-in capital .............................          52,125               --              --           52,125
    Retained earnings (accumulated deficit) ................         (26,896)           1,964          (1,932)         (26,864)
    Accumulated other comprehensive income .................             809            1,255          (1,256)             808
    Treasury stock .........................................             (85)              --              --              (85)
                                                                 -----------      -----------     -----------      -----------
           Total shareholders' equity ......................          25,972            4,219          (4,188)          26,003
                                                                 -----------      -----------     -----------      -----------

           Total liabilities and shareholders' equity ......     $    42,496      $    73,155     $   (12,492)     $   103,159
                                                                 ===========      ===========     ===========      ===========